Financial Statements

RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

For the three months ended June 30, 2015 and 2014 (unaudited) and for the years ended March 31, 2015 and 2014 (audited)

RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

For the three months ended June 30, 2015 and 2014 (unaudited)

and for the years ended March 31, 2015 and 2014 (audited)

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of RM Fresh Brands Inc. (formerly Influx Global Media Inc.)

We have audited the accompanying balance sheets of RM Fresh Brands Inc. (formerly Influx Global Media Inc.) [the “Company”] as of March 31, 2015 and 2014, and the related statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2015.  The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

Richmond Hill, Ontario, Canada August 10, 2015	SRCO Professional Corporation CHARTERED ACCOUNTANT Authorized to practise public accounting by the Chartered Professional Accountants of Ontario

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

BALANCE SHEETS

(Expressed in US dollars)

	As at June	As at March	As at March
	30, 2015	31, 2015	31, 2014
	(unaudited)	(audited)	(audited)
	$	$	$

ASSETS
Current assets
Cash	61	--	90
Accounts receivable, no allowance	56,018	11,520	--
Inventories	33,707	--	--
Prepaid expenses	2,004	--	--
Total current assets	91,790	11,520	90
Total assets	91,790	11,520	90

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	27,670	7,594	--
Accrued expenses and other liabilities	11,689	4,719	--
Income taxes payable (Note 9)	730	--	--
Due to a shareholder (Note 4)	1,038	628	--
Note payable (Note 5)	26,000	--	--
Loan payable (Note 6)	17,687	--	--
Total liabilities	84,814	12,941	--

Stockholders' equity
Common stock, no par value, unlimited shares authorized, 100 shares issued and outstanding, each period (Note 7)	90	90	90
Accumulated other comprehensive loss	(180)	(3)	--
Retained earnings (accumulated deficit)	7,066	(1,508)	--
Total stockholders' equity (deficit)	6,976	(1,421)	90
Total liabilities and stockholders' equity	91,790	11,520	90

See accompanying notes

On behalf of the Board:

	Director

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the three months ended June 30, 2015 and 2014, and for the years ended March 31, 2015 and 2014

(Expressed in US dollars)

	Three months	Three months	Year ended	Year ended
	ended June 30,	ended June 30,	March 31,	March 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$

REVENUE	92,008	--	11,494	--

Cost of sales	66,784	--	5,463	--

GROSS PROFIT	25,224	--	6,031	--

Selling, general and administrative expenses	15,167	--	7,539	--

OPERATING INCOME (LOSS)	10,057	--	(1,508)	--

Interest expense (Note 5)	(1,300)	--	--	--
Foreign exchange gain	547	--	--	--

NET INCOME (LOSS) BEFORE INCOME TAXES	9,304	--	(1,508)	--

Income taxes (Note 9)	(730)	--	--	--

NET INCOME (LOSS)	8,574	--	(1,508)	--

Translation adjustment	(177)	--	(3)	--

COMPREHENSIVE INCOME (LOSS)	8,397	--	(1,511)	--

EARNINGS (LOSS) PER SHARE, BASIC AND DILUTED	85.74	--	(15.08)	--

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	100	100	100	100

See accompanying notes

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the three months ended June 30, 2015 and 2014, and for the years ended March 31, 2015 and 2014

(Expressed in US dollars)

	Common stock		Accumulated	Retained
	Shares	Amount	other	earnings /	Total
			comprehensive	(accumulated
			gain (loss)	deficit)
		$	$	$	$
As at March 31, 2013 and 2014 (audited)	100	90	--	--	90

Translation adjustment	--	--	(3)	--	(3)

Net loss for the year	--	--	--	(1,508)	(1,508)
As at March 31, 2015 (audited)	100	90	(3)	(1,508)	(1,421)

Translation adjustment	--	--	(177)	--	(177)

Net income for the period	--	--	--	8,574	8,574
As at June 30, 2015 (unaudited)	100	90	(180)	7,066	6,976

See accompanying notes

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

STATEMENTS OF CASH FLOWS

For the three months ended June 30, 2015 and 2014, and for the years ended March 31, 2015 and 2014

(Expressed in US dollars)

	Three months	Three months	Year ended	Year ended
	ended June 30,	ended June 30,	March 31,	March 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$
CASH USED IN OPERATING ACTIVITIES
Net income (loss) before income taxes	9,304	--	(1,508)	--
Changes in operating assets and liabilities:
Accounts receivable	(44,498)	--	(11,520)	--
Inventories	(33,707)	--	--	--
Prepaid expenses and other current assets	(2,004)	--	--	--
Accounts payable	20,076	--	7,594	--
Accrued expenses and other liabilities	6,970	--	4,719	--
Net cash used in operating activities	(43,859)	--	(715)	--

CASH PROVIDED BY FINANCING ACTIVITIES
Due to a shareholder	410	--	718	--
Note payable	26,000	--	--	--
Loan payable	17,687	--	--	--
Net cash provided by financing activities	44,097	--	718	--

Net increase in cash	238	--	3	--
Effect of foreing currency translation	(177)	--	(3)	--
Cash, beginning of the period/year	--	90	--	90
Cash, end of the period/year	61	90	--	90

See accompanying notes

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

Notes to Financial Statements

(Expressed in US dollars)

1. NATURE OF OPERATIONS

RM Fresh Brands Inc. (formerly Influx Global Media Inc.) [the “Company”] was incorporated on July 29, 2008 under the laws of the Province of Ontario, Canada.  The Company is engaged in the business of trading and distribution of food, beverages and body care products.

Effective March 4, 2015, the Company’s name was changed from Influx Global Media Inc. to RM Fresh Brands Inc.  The Company commenced its commercial operations effective from this date.

2. BASIS OF PRESENTATION AND MEASUREMENT

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars (“USD”).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: inventory valuation reserves; allowance for doubtful accounts; and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Inventories

Inventories, which comprise of finished goods, is valued at the lower of cost and market value, with cost being determined on a first-in, first-out basis.

The cost of finished goods consists of purchase price, freight, custom duties and other delivery expenses.

Net realizable value is the estimated selling price in the ordinary course of business, less any applicable variable selling costs.

The Company evaluates the carrying value of inventory on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand and the price the Company expects to obtain for products in the market compared with historical cost.

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at June 30, 2015, March 31, 2015 and 2014.

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

Notes to Financial Statements

(Expressed in US dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenues when they are earned, specifically when all of the following conditions are met:

•ownership of the goods have been transferred to the customers.  Ownership of the goods is transferred to the customers when the good are transferred to a designated carrier in accordance with shipping terms agreed with the customer.

•there is persuasive evidence that an arrangement exists;

•there are no significant obligations remaining;

•amounts are fixed or can be determined; and

•the ability to collect is reasonably assured.

Accounts Receivable

Accounts receivable are stated at outstanding balances, net of an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. The Company routinely assesses the financial strength of its customers and, therefore, believes that its accounts receivable credit risk exposure is limited.

Foreign Currency Translation

The functional currency of the Company is Canadian dollar.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year.  The translation gains and losses resulting from the changes in exchange rates are reported in accumulated other comprehensive gain (loss).

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities.  ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Valuation based on quoted market prices in active markets for identical assets or liabilities.

Level 2 - Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 - Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

Notes to Financial Statements

(Expressed in US dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include accounts receivable, accounts payable, due to a shareholder, note payable and loan payable. The Company's cash, which is carried at fair value, are classified as a Level 1 financial instruments. Bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Income Taxes

The Company accounts for under ASC Topic 740 Accounting for Income Taxes.  The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with FASB ASC Topic 705 “Cost of Sales and Services”. Shipping and handling costs for the three months ended June 30, 2015 and year ended March 31, 2015 were $4,620 and $1,060, respectively. Costs related to raw materials purchased, are included in inventory or cost of goods sold, as appropriate. While amounts charged to customers for shipping product are included in revenues, the related outbound freight costs are included in expenses as incurred.

Segment Reporting

The Company operates in one operating segment based on the activities for the Company in accordance with ASC Topic 280-10.  Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.  All of the Company sales are in Canada.

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

Notes to Financial Statements

(Expressed in US dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued ASU 2013-11, "Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists," which defines the presentation requirements of an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements. The new guidance will be effective for the Company beginning October 1, 2014. The Company is currently evaluating the impact of adopting this guidance.

In April 2014, the FASB issued ASU 2014-08, "Presentation of Financial Statements and Property, Plant, and Equipment - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity'', which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring after October 1, 2015. The Company will prospectively apply the guidance to applicable transactions.

On May 28, 2014, the FASB issued a new financial accounting standard on revenue from contracts with customers, Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The Company is currently evaluating the impact of this accounting standard.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, Update 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact of this accounting standard.

On April 7, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this Update apply to all companies. They become effective for public business entities in the annual period ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted. The Company is currently evaluating the impact of this accounting standard.

All other recent pronouncements issued by the FASB or other authoritative standards groups with future effective dates are either not applicable or are not expected to be significant to the condensed consolidated financial statements of the Company.

4. DUE TO A SHAREHOLDER

Amount due to a shareholder are unsecured, interest free and is repayable on demand.

5. NOTE PAYABLE

This represents a promissory note issued on April 1, 2015.  The note carries interest at 20% per annum and has a term of one year from the date of issuance.  This note is secured by the assets of the Company.

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RM Fresh Brands Inc.

(formerly Influx Global Media Inc.)

Notes to Financial Statements

(Expressed in US dollars)

6. LOAN PAYABLE

Loan payable represents advance from a third party to meet the working capital requirements of the Company.  This advance is unsecured, interest free and is repayable on demand.

7. STOCKHOLDER’S EQUITY

The Company is authorized to issue unlimited common shares.

The Company has 100 common shares outstanding as at June 30, 2015 and 2014, and March 31, 2015 and 2014.

8. RELATED PARTY TRANSACTIONS

The Company’s transactions with related parties were, in the opinion of the directors, carried out on normal commercial terms and in the ordinary course of the Company’s business.

Other than disclosed elsewhere in the financial statements, the only related party transaction is as follows:

Administrative expenses for the three months ended June 30, 2015 include management charges of $5,759 from the entities owned by the shareholders of the Company for providing warehousing and other logistics services.

9. INCOME TAXES

The provision for income taxes differs from that computed at Canadian corporate tax rate of approximately 15.50% for the three months ended June 30, 2015 and 2014 (Years ended March 31, 2015 and 2014 - 15.50%) as follows:

	Three months ended June 30, 2015	Three months ended June 30, 2014	Year ended March 31, 2015	Year ended March 31, 2014
	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$

Net income (loss) for the period/year before income taxes	9,304	—	(1,508)	—

Expected income tax expense (recovery)	1,442	—	(234)	—
Non-deductible expense and other adjustments	(712)	—	234	—
	730	—	—	—

As of June 30, 2015 and March 31, 2015, the Company has $ nil and $3,095, respectively, of non-capital losses available to offset future taxable income. No such losses were available as of June 30, 2014 and March 31, 2014.

10. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 10, 2015, the date the financial statements were issued, pursuant to the requirements of ASC Topic 855 and has determined that there are no subsequent events to report.

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